Exhibit (h)(4)

Amendment Dated as of March 7, 2007 to the Fund Sub-Administration Agreement between Morgan Stanley Investment Management Inc. (formerly Morgan Stanley Asset Management Inc. and Miller Anderson & Sherrerd) (“MSIM”) and J.P. Morgan Investor Services Co. (formerly United States Trust Company of New York”)

WHEREAS, MSIM, acting as Administrator for the Morgan Stanley Institutional Fund Trust, formerly MAS Funds (the “Fund”), and J.P. Morgan have entered into a Fund Sub-Administration Agreement dated as of November 18, 1993 (“Sub-Administration Agreement”) retaining J.P. Morgan to provide certain sub-administrative and other services with respect to the Fund,

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1. Pursuant to Section 5 of the Sub-Administration Agreement, the fee schedule for the Sub-Administration Agreement is hereby deleted and replaced with the fee schedule attached hereto (effective October 1, 2006).

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

MORGAN STANLEY INVESTMENT MANAGEMENT, INC.

Attest: Daniel E. Burton	By:	/s/ Ronald E. Robison
	Name:	Ronald E. Robison
	Title:	President and Principal Executive Officer

J.P. MORGAN INVESTOR SERVICES CO.

Attest: Helen Robichaud	By:	/s/ Marc Kucera
	Name:	Marc Kucera
	Title:	Vice President

MSIFT SubAdmin

THE JPMORGAN CHASE BANK

FEE SCHEDULE

FOR

MORGAN STANLEY INVESTMENT MANAGEMENT

Morgan Stanley Institutional Fund Trust

Morgan Stanley Institutional Fund, Inc.

The Universal Institutional Funds, Inc.

The Latin American Discovery Fund, Inc.

The Malaysia Fund, Inc.

Morgan Stanley Asia-Pacific Fund, Inc.

Morgan Stanley Emerging Markets Fund, Inc.

Morgan Stanley India Investment Fund, Inc.

The Thai Fund, Inc.

The Turkish Investment Fund, Inc.

Morgan Stanley Eastern Europe Fund, Inc.

Morgan Stanley Emerging Markets Debt Fund, Inc.

Morgan Stanley Global Opportunity Bond Fund, Inc.

Morgan Stanley High Yield Fund, Inc.

Morgan Stanley China A Share Fund, Inc.

Morgan Stanley Offshore Emerging Markets Fund

Morgan Stanley Taiwan Portfolio

Revised as October 1, 2006

Fund Accounting Fee Schedule:

Open and Closed End Funds:

The Fund Accounting fee is determined by first calculating the complex level basis point charge*, pro-rating the total charge to each of the funds based upon assets, and then applying either the basis point charge or fund minimum, whichever is higher.

(1) Basis point charge calculated as follows:

•	0.905 bps on first $40 billion

•	0.820 bps on next $20 billion

•	0.70 bps on all assets over $60 billion.

(2) Fund minimum calculated as follows:

•	“Standard” funds at $25,000

•	“Complex” funds at $30,000

•	“Super Complex” funds at $50,000

JPMorgan would categorize the Morgan Stanley book of funds as follows: 42 Standard funds, 24 Complex funds, and 2 Super Complex funds. (details of fund categorization can be provided)

*(Basis point charge will be applied to the aggregate level of the assets of the Morgan Stanley funds covered under this fee schedule.)

Daily Fund Accounting—Core Service Set
Standard/Automated Inputs
Trade Processing
Capital Stock Processing
Expense Processing
Portfolio Income Recognition
Corporate Actions Processing
Daily Market Value Calculations utilizing automated price vendors
Standard/Automated Reporting & Deadlines
NAV Calculation (single class)
Standard NAV Delivery Timeframe (Based on market close)
Rate Calculation for daily distributing funds
NAV/Rate reporting to four parties
Fund Information Reporting to Client & 3rd Party Reporting Agency
Risk Reporting (e.g., Statistics, Past Due Income, etc.)
Daily Cash Reconciliation
Weekly Asset Reconciliation
Monthly SEC Yield calculations
Other Core Services
External Audit & Client Due Diligence Co-ordination
Generally Accepted Accounting Principles and Materially Thresholds to Support a daily valuation environment

Fund Accounting—Additional Services
Additional Services currently used by Morgan Stanley
Additional Classes of shares	$1,000/class/year (currently waived)
Fair Market Value Calculations	$1,500/fund/year
Market Value Calculations utilizing Manual Prices (Broker Pricing)	$1.25/quote/day
3rd Party Custody Funds (Thai Fund)	$7,500 additional/fund (currently waived)
Projection of Income and Expenses	$500/fund/year (currently waived)
Fund Mergers / Liquidations / Launches / Tender Offers / Rights Offerings / Stock Splits/ In-kind transactions	$1,000 per event (currently waived)
Customized Programming	At Cost
Out of Pocket Expenses (including SAS 70)	At Cost
Additional Services NOT currently used by Morgan Stanley
Non-standard delivery timeframe of NAV’s/Rates	TBD
Manual End of Day NAV/Rate Reporting	TBD
End of Day NAV/Rate Delivery for more than Four Parties	TBD
Materiality thresholds below market accepted levels based on Industry Standards	TBD
Daily or Weekly SEC yield calculations	$2,500 per fund per year

Derivatives:

Processing of exchange traded and over-the-counter derivatives is currently included in the fund accounting fees above and assumes current activity levels. Any significant increases in volume or processing requirements may result in a need to review the fee schedule to contemplate additional charges and/or a need to move processing into a more appropriate operational model. JPMorgan offers a full suite of Global Derivatives services and a fee schedule for these services is available upon request.

Fund Administration Fee Schedule:

Open and Closed End Funds:

The Fund Administration fee is determined by first calculating the complex level basis point charge*, pro-rating the total charge to each of the funds based upon assets, and then applying either the basis point charge or fund minimum, whichever is higher.

(1) Basis point charge calculated as follows:

•	0.985bps on first $40 billion

•	0.940bps on next $20 billion

•	0.845bps on all assets over $60 billion

(2) Fund minimum calculated as follows:

•	$30,000 per fund

*(Basis point charge will be applied to the aggregate level of assets of the Morgan Stanley funds covered under this fee schedule.)

Compliance and Treasury—Core Service Set (Including preparation, review, and distribution of the following):
Daily 1940 Act Compliance Monitoring (see compliance responsibilities manual for a detailed description of services provided)
Daily Prospectus/SAI Compliance Monitoring (see compliance responsibilities manual for a detailed description of services provided)
Quarterly IRS Diversification, Quarterly Tax Exempt Diversification & Annual 90% Good Income Tests
Provide Form N-1A / N-2 / 24f-2 Filing Data
Budgeting, Expense Accruals, Cash Disbursements and Due Diligence Reporting
Audit Co-ordination and Support
Reporting Quarterly Board Reporting Monthly Management Reporting Monthly Survey Reporting (10 Surveys at no charge—thereafter $500 per survey per fund charge)

Monthly Portfolio Turnover & Long-term Cost Rollforward
Periodic Distribution Calculations
Monthly Performance Reporting (Pre-Tax) (NAV & Market—Closed End Funds)
Tax Reporting Annual ICI Primary & Secondary 1099 Misc Preparation
Blue Sky Reporting

Compliance & Treasury—Additional Services
Additional Services currently used by Morgan Stanley
Securities lending limitations Repo Agreement Compliance Monitoring Rule 18/f/10666 Daily 2a-7 Reporting Rule 38a-1 Chief Compliance Officer Support Services	$500 per fund (currently waived) $500 per fund (currently waived) $500 per fund (currently waived) $500 per fund (currently waived) $600 per fund
Administration of Deferred Directors’ compensation plan	$500 per fund (currently waived)
Monthly Web-site Reporting	$1,000 per report (currently waived)
Fund Mergers / Liquidations / Launches / Tender Offers / Rights Offerings / Stock Splits	$5,000 per event (currently waived)
Total Return Performance Reporting Post-Tax Reporting (yearly)	No charge

Client Specific Reporting/ Services

Daily Cap Stock Flows File

Monthly Cap Stock Turnover

Monthly Undistributed Cap Gains Reporting

Closed Account Run-off

Weekly Money Market Survey Reporting

Venezuelan Tax Returns & G-Tax Filing Information

Osaka Stock Exchange Reporting

Buyback / DWAC Closed End Share Program

Broker Commissions Enhanced Reporting (soft dollar)

Monthly Derivatives Summary Reporting

Form N-14 Filing Data

$100 per report (currently waived)

$500 per report (currently waived)

$500 per report (currently waived)

$500 per schedule per fund (currently waived)

$500 per survey per week (currently waived)

$1,000 per return/filing (currently waived)

$5,000 per report (currently waived)

$1,000 per event (currently waived)

$5,000 per report (currently waived)

$500 per report (currently waived)

$1,000 per fund (currently waived)

Customized Programming	At Cost

Out of Pocket Expenses (including CCO Agreed Upon Procedures Reporting)	At Cost, plus administrative charges
Additional Services NOT currently used by Morgan Stanley
Total Return Performance Reporting Pre-Tax Reporting (daily) Benchmark Reporting	$1,000 per class At cost for benchmark functionality and data plus $1,000 per index
Additional miscellaneous reports	$500 per report

Tax Core Service Scope

Includes preparation and review of:

-	Fiscal and excise tax provisions (includes all book/tax adjustments except those noted in the additional services section)

-	Federal income, state income and Federal excise tax returns (including filings by extended due dates)

-	Year end re-characterizations, return of capital, foreign tax credit , annual QDI and tax exempt percentage for completion of Form 1099 DIV

-	Year end shareholder reporting requirements ( state by state, country by country, treas. Inc./assets, intangible tax)

-	IRS asset diversification and good income tests

-	Periodic distributions

-	60 day notice information

-	Quarterly tax exempt asset test and annual foreign security asset test

-	Annual QII

Tax shelter reporting

Tax preparation and review of all items regarding liquidations or mergers

Up to 25 hours of tax consultation and research per year per Fund Complex

Review of complex corporate actions

Preparation and review of one income distribution estimate, including capital gains, during the fund’s fiscal year

Support financial statement process by preparing and reviewing the following:

-	ROC SOP disclosure

-	Tax Footnote disclosure

Tax Additional Service
Additional Services currently used by Morgan Stanley
- REMIC OID calculations/ CDO calculations ( excludes MSIFT funds) - REIT Funds ( excludes MSUIF and MSIF Real Estate Funds) - Greater than one distribution estimate - Pre merger tax analytics	$1,500 per fund per year $1,500 per fund per year $500 per fund per event $500 per fund per year

Additional Services NOT currently used by Morgan Stanley

- Equalization calculations

- Monthly QII

- Periodic QDI estimates

- Accelerated Fiscal or Excise Tax Reporting

- Tax consulting above 25 hours annually

- Signature on tax return filings as paid preparer

- FIRPTA calculations

- Letter ruling requests

$1,000 per fund per year $3,000 per fund per year $500 per fund per year $500 per fund per year $100 per hour $2,500 per fund per year $500 per fund per year $100 per hour

Financial Reporting Core Service Set (Includes Preparation, review, and distribution of the following: )

Co-ordination, preparation and review of financial statements (annual and semi-annual), including:

•	Statement of Investments, Statement of Assets & Liabilities, Statement of Operations

•	Statement of Changes in Net Assets, Statement of Cash Flows

•	Financial Highlights

•	Notes to Financial Statements

•	Review of MD&A

•	Preparation and review of line graphs and performance information

Preparation, review and filing of SEC Form N-SAR

Review of SEC Form N-CSR

Financial Reporting—Additional Services
Additional Services currently used by Morgan Stanley
N-14 or Seed Financial Statements	$2,000 per fund per instance
Preparation and review of Form 5500	$1,000 per form (currently waived)
Preparation and Review of Form N-Q	$750/fund/year
Framemaker Typesetting Package	$4,000/fund/year
Preparation and Review of India Mauritius filing (where appropriate)	$750 per filing (currently waived)
Customized Programming	At Cost
Out of Pocket Expenses	At Cost